PROPERTY OPTION PURCHASE AGREEMENT

     This agreement entered into as of the date set forth below is between Cotton Valley Energy Corporation, a Nevada Corporation (hereinafter referred to as "Purchaser"), with its address at 5232 Forest Lane, Suite 120, Dallas, Texas, 75244 and South Alabama Exploration Limited Partnership (hereinafter referred to as "Seller"), represented by its general partner, Hibernia Management Company, located at 2707 Hibernia St., Suite 301, Dallas, Texas 75204

                               W I T N E S S E T H

     WHEREAS, Seller represents that it owns an unrecorded option (the "Option") to purchase a 25% working interest in 640 acres of Oil, Gas, and Mineral leases owned by Decker Exploration, Inc. and Leeman Energy Corporation (the "Owners") within the boundaries of the Movico Field, Mobile County, Alabama, as outlined in Exhibit A attached hereto (the "Property"), and to participate in the area of mutual interest with the Owners as outlined on Exhibit B attached hereto; and

     WHEREAS, Seller is willing to sell, assign and transfer to Purchaser all of its rights, title and interest in the Option, and have Purchaser substituted in its place and stead;

     NOW THEREFORE, for and in consideration of the delivery of certain securities of Purchaser as set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller hereby grants, sells, assigns and transfers to Purchaser all its right title and interest in the Option according to the following terms and conditions:

     1. The securities (which shall be delivered to Seller on or before March 15, 1995) shall consist of: (a) 1,558,560 shares of the Common Stock of Purchaser, $0.001 par value (the "Common Stock"); (b) a warrant to purchase 389,640 shares of Common Stock at Three Canadian Dollars (C$3.00) per share on or before March 15, 1996 (the "C$3.00 Warrant");
          (c) a warrant to purchase 389,640 shares of Common Stock at Four Canadian Dollars (C$4.00) per share on or before March 15, 1997 (the "C$4.00 Warrant"); and (d) a warrant to purchase 389,640 shares of Common Stock at Five Canadian Dollars (C$5.00) per share on or before March 15, 1998 (the "C$5.00 Warrant"). Seller shall execute a securities acquisition agreement with respect to the securities being acquired in the form of Exhibit C attached hereto. The warrants to be delivered shall be in the form of Exhibit D attached hereto.

     2. On the date Purchaser acquires title to the Property, Purchaser shall pay Seller $117,500 in immediately available funds.

     3. In the event Purchaser acquires less than 25% working interest in the 640 acres (160 net acres) having good and merchantable title, Seller shall return to Purchaser shares of Common Stock, C$3.00 Warrants, C$4.00 Warrants and C$5.00 Warrants proportional to the amount of net acres not so acquired. In the event Purchase does not exercise any portion of its option hereunder, for any reason, Seller, upon written demand, shall return 50% of amounts it previously received of Common Stock, C$3.00 Warrants, C$4.00 Warrants and C$5.00 Warrants. 3. This agreement shall be governed by the laws of the State of Texas.

     4. Should any additional instruments need to be executed, certified, or delivered by one Party to the other, to any third party and/or filed with or delivered to any public officer in order to carry our the purpose and intent of this Agreement, each Party hereto agrees to promptly execute and deliver



Property Option Agreement........Page 1

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          any and all such  instruments  reasonable  necessary  to carry out the purpose and intent of this Agreement.

          5. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and each of which alone, and all of which together, shall constitute one and the same instrument. It is agreed to that a facsimile transmission signed copy of this Agreement shall be treated and considered an original for all intended purposes.

          6. It is expressly agreed that this Agreement embodies the entire agreement of the parties with regard to the subject matter herein, and that there is no other oral or written agreement or understanding between the parties at the time of execution hereunder. In addition, this Agreement may be amended or modified only by written agreement signed by all of the parties hereto.

          7. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors, transferees, sub-licensees and assigns.

Executed as of this ____ Day of February, 1995.


COTTON VALLEY ENERGY CORPORATION


By______________________Title:___________

SOUTH ALABAMA EXPLORATION LIMITED PARTNERSHIP
HIBERNIA MANAGEMENT COMPANY, General Partner


By: ______________________Title__________






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